   As filed with the Securities and Exchange Commission on February 24, 1995
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                              ARAMARK CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                           23-2319139
(State or other jurisdiction of                            (I.R.S. Employer
  corporation or organization)                         Identification Number)

           ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (Address, including zip code of principal executive offices)

                              ARAMARK CORPORATION
                           1991 Stock Ownership Plan
                            (Full title of the Plan)

                               Martin W. Spector
                    Executive Vice President, Secretary and
                                General Counsel
                              ARAMARK Corporation
                       ARAMARK TOWER, 1101 Market Street
                             Philadelphia, PA 19107
                    (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (215) 238-3581

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                        CALCULATION OF REGISTRATION FEE
================================================================================


Title of                                    Proposed maximum        Proposed Maximum
securities to          Amount to be         offering price          aggregate offering             Amount of
be registered          registered           per share               price                          registration fee
- -------------          ------------         ----------------        ------------------             ----------------
Common Stock           1,486,628            $13.25                   $19,697,821                    $6,792
Class B                shares
($.01 par
Value)


================================================================================

                     Registration of Additional Securities
                     -------------------------------------

     The Registrant has previously filed a registration statement on Form S-8 with respect to shares of its Class B Common Stock relating to its 1991 Stock Ownership Plan.

     This registration statement is being filed with respect to additional shares of the Registrant's Class B Common Stock relating to its 1991 Stock Ownership Plan.

     Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement No. 33-44002 on Form S-8 are incorporated herein by reference.

     This Registration Statement includes the following:

               A.       Signature page
               B.       Opinion of Counsel
               C.       Consents of accountants and securities appraiser
               D.       Powers of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on February 17, 1995.

                                    ARAMARK CORPORATION

                                    By:      Alan J. Griffith
                                        -----------------------------------
                                             Alan J. Griffith
                                             Chief Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on February 17, 1995.

Signature                                             Title
- ---------                                             -----
Joseph Neubauer
- --------------------------             Chairman and President and Director
Joseph Neubauer                        (Principal Executive Officer)

James E. Ksansnak
- --------------------------             Executive Vice President
James E. Ksansnak                      (Principal Financial Officer)

Alan J. Griffith
- --------------------------             Controller
Alan J. Griffith                       (Principal Accounting Officer)

Robert J. Callander
Alan K. Campbell
Ronald R. Davenport
Davre J. Davidson
Philip L. Defliese
Lee F. Driscoll, Jr.                   Directors
Mitchell S. Fromstein
Edward G. Jordan
Thomas H. Kean
Reynold C. MacDonald
James E. Preston

Martin W. Spector
- --------------------------
Martin W. Spector
Attorney-in-Fact